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Exhibit 11. Computation of Earnings Per Common Share

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                                                  (Dollars in Thousands Except Per Share
                                                          Data and Number of Shares)
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                                            Weighted Average
   Three-Month Periods Ended                Number of Shares         Net           Earnings Per
   March 31,                                     Outstanding        Income         Common Share
------------------------------------------------------------------------------------------------
   1998                                           10,720,430    $   8,882          $      0.83
   1997                                           10,727,712        7,403                 0.69
------------------------------------------------------------------------------------------------

Computation of weighted average number of common and common equivalent shares:



--------------------------------------------------------------------------------------------
      Three-Month Periods Ended March 31,                         1998              1997
--------------------------------------------------------------------------------------------
      Common shares outstanding beginning of the period        10,727,322        10,727,712
      Weighted average of the common
      shares purchased and retired or reissued                     (6,892)              -
--------------------------------------------------------------------------------------------
      Weighted average number of common shares                 10,720,430        10,727,712
--------------------------------------------------------------------------------------------
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